Exhibit 99.3
Nordstrom, Inc.
Offers to Exchange
up to $250,000,000 aggregate principal amount of new 2.300% Senior Notes due 2024 registered under the Securities Act of 1933, for any and all outstanding unregistered
2.300% Senior Notes due 2024

and

up to $425,000,000 aggregate principal amount of new 4.250% Senior Notes due 2031 registered under the Securities Act of 1933, for any and all outstanding unregistered
4.250% Senior Notes due 2031

Pursuant to the Prospectus, dated , 2021
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
Nordstrom, Inc., a Washington corporation (the “Company”), hereby offers to exchange (the “Exchange Offers”), upon and subject to the terms and conditions set forth in the Prospectus dated , 2021 (the “Prospectus”) and the enclosed letter of transmittal (the “Letter of Transmittal”), (i) up to $250,000,000 aggregate principal amount of registered 2.300% Senior Notes due 2024 of the Company, which will be freely transferable (the “2024 Exchange Notes”), for any and all of the Company’s outstanding 2.300% Senior Notes due 2024, which have certain transfer restrictions (the “Original 2024 Notes”), and (ii) up to $425,000,000 aggregate principal amount of registered 4.250% Senior Notes due 2031 of the Company, which will be freely transferable (the “2031 Exchange Notes” and, together with the 2024 Exchange Notes, the “Exchange Notes”), for any and all of the Company’s outstanding 4.250% Senior Notes due 2031, which have certain transfer restrictions (the “Original 2031 Notes” and, together with the Original 2024 Notes, the “Original Notes”). The Exchange Offers are intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of April 8, 2021, among the Company, Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC, as representatives of the initial purchasers set forth in Schedule A attached thereto. We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:
1. Prospectus dated , 2021;
2. The Letter of Transmittal for your use and for the information of your clients (and included therewith, Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9); and
3. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers.
Your prompt action is requested. The Exchange Offers will expire at 5.00 p.m., New York City time, on     , 2021, unless either Exchange Offer is extended by the Company (such date and time, as it may be extended with respect to either or both of the Exchange Offers, in each case, the “Expiration Date”). Any Original Notes tendered pursuant to the applicable Exchange Offer(s) may be withdrawn any time prior to the Expiration Date of such Exchange Offer.

To participate in the applicable Exchange Offer(s), a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or a message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to Wells Fargo Bank, National Association (the “Exchange Agent”) and certificates representing the Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
Any inquiries you may have with respect to the Exchange Offers or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.
Very truly yours,
Nordstrom, Inc.
_____________________________________________________________________________
NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.